UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/28/2011

Cytec Industries Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-12372

Delaware	22-3268660
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Five Garret Mountain Plaza
Woodland Park, NJ 07424
(Address of principal executive offices, including zip code)

(973) 357-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On February 28, 2011, Cytec Industries Inc. (the "Company") completed the sale of substantially all of the assets and certain liabilities of its Building Block Chemicals business (the "Business") to Cornerstone Chemical Company (f/k/a Television Acquisition Corp), an affiliate of HIG Capital, LLC (the "Purchaser") pursuant to an Asset Purchase Agreement dated January 28, 2011, between the Company and the Purchaser. The total consideration from the sale was $180 million, including cash consideration of $165 million paid at closing, subject to a post-closing adjustment for working capital, and a promissory note for $15 million. In connection with the transaction, the Company and the Purchaser entered into long term agreements for the supply of melamine and acrylonitrile by the Purchaser to the Company.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement which was previously filed as Exhibit 2.1 to the Form 8-K filed on February 1, 2011, by the Company and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

The Company's Building Block Chemicals segment operating results were presented as discontinued operations in the Company's Form 10-K filed with the SEC on February 24, 2011, and incoporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: March 03, 2011	By:	/s/ David M. Drillock
David M. Drillock
Vice President and Chief Financial Officer